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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 1999 with respect to the financial statements of East/West Communications, Inc. included in the Proxy Statement of East/West Communications, Inc. that is made a part of this Amendment No. 1 to Registration Statement (Form S-4) and Prospectus of Omnipoint Corporation for the registration of 1,775,000 shares of its common stock and 7,000,000 shares of its Series E Preferred Stock.


                                                  /s/ Ernst & Young LLP

Stamford, Connecticut

January 21, 2000